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                                                                    EXHIBIT 10.X

                              REPURCHASE AGREEMENT

     I own unit options (the "Options") to purchase common units of GulfTerra Energy Partners, L.P. ("GTM"), which options were granted to me pursuant to one or more grant letters under either the GulfTerra Omnibus Compensation Plan or the GulfTerra Common Unit Plan for Non-Employee Directors, in either case as amended (as applicable, the "Plan").

     I understand that GTM has entered into a merger agreement with Enterprise Products Partners, L.P. ("EPD") under which GTM will merge with a subsidiary of EPD on the "Closing Date" under the merger agreement.

     I hereby agree to sell to GTM each Option that I own on the Repurchase Date (defined below) for a payment (the "Repurchase Price"), less any applicable withholding taxes equal to the quotient derived by dividing (a) the positive difference between (i) $43.00, which represents our determination of the fair value of the options, minus (ii) the exercise price for that Option by (b) 85%. That Repurchase Price will constitute full payment for all Options that I own on the Repurchase Date (all such options, my "Repurchased Options").

     I desire for GTM to pay me the Repurchase Price (subject to applicable tax withholding) as follows:

          $     of my Repurchase Price will be in cash; and

          $     of my Repurchase Price will be in GTM common units.

     I understand that, to the extent I desire any of my Repurchase Price to consist of common units, the number of GTM common units I will receive will be a whole number determined by dividing (a) the aggregate dollar amount of my Repurchase Price for which I desire common units by (b) the average of the closing price of GTM common units on the NYSE Composite Transaction Reporting System as reported in The Wall Street Journal (but subject to correction for typographical or other manifest errors in such reporting) over the twenty trading day period ending on the third business day prior to the Repurchase Date. I also understand that I will not receive any fractional common units and that I will receive cash equal to the value of any fractional unit determined by the above formula.

     Effective on the Repurchase Date, the Options, including all rights, obligations, duties and claims (in each case, both GTM's and mine) related to the Options or the applicable Plan, will automatically expire and terminate without any further action, and each of GTM and I release the other (and our respective affiliates) from any such claims we may have related to such Options and Plan.

     I retain the right to exercise any of my Options at any time and from time to time (subject to applicable securities laws and "blackout periods") prior to the Repurchase Date. I understand that I have the right to exercise my Options, and hold the common units I receive as a result of that exercise, at any time prior to the Repurchase Date and that those common units will be exchanged in the merger pursuant to the same terms and conditions as other GTM common unit holders.

     I understand that this is an irrevocable, binding agreement between me and GTM, but that if the merger agreement between GTM and EPD is terminated, (1) this agreement will become immediately null and void, (2) I will have no further obligation to sell any Options to GTM, (3) GTM will have no further obligation to purchase any Options from me and (4) my Options will continue to be subject to the original terms and conditions of each Option grant as if this agreement never existed.
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     This Repurchase Agreement is the entire agreement between GTM and me regarding the subject matter hereof and there are no other understandings, agreements or representations by either GTM or me with respect to the subject matter of this Repurchase Agreement. This Repurchase Agreement will be deemed to be a contract under, and will be construed, interpreted and governed by the laws of the State of Texas, excluding any conflict of laws principles. This Repurchase Agreement may be executed in multiple counterparts, each of which, when executed, will be deemed an original, and all of which will constitute but one and the same instrument. This Repurchase Agreement may not be modified, varied or amended except by an instrument in writing signed by both me and GTM.


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Printed Name                   Signature                        Date

Agreed and Accepted by:

GulfTerra Energy Partners, L.P.

By:
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Name:
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Title:
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                                   SCHEDULE A

Robert G. Phillips
James H. Lytal
Michael B. Bracy
H. Douglas Church
W. Matt Ralls
Kenneth L. Smalley